EXHIBIT 11

                                                       A. O. SMITH CORPORATION
                                              COMPUTATION OF EARNINGS PER COMMON SHARE
                                              YEARS ENDED DECEMBER 31, 1993, 1992, 1991
                                               (000 omitted except for per share data)

                                                               1993        1992         1991
   Primary
    Earnings
     Earnings before cumulative effect of
       change in accounting principles                      $42,678      $27,206      $ 3,450
     Deduct:
      Preferred dividends paid                                 -             856        3,425
                                                             ------      -------       ------
     Earnings before cumulative effect of change
      in accounting principles after
      preferred dividends                                    42,678       26,350           25
     Tax credits realizable under FAS No. 109                  -           1,600         -
                                                            -------      -------       ------
     Earnings before effect of postretirement benefits       42,678       27,950           25
     Change in method of accounting for postretirement
      benefits                                                 -         (46,122)        -
                                                            -------      -------       ------
     Net earnings (loss) applied to common stock            $42,678     $(18,172)     $    25
                                                            =======      =======       ======
   Shares
     Weighted average number of common shares
      outstanding                                        20,538,940   18,865,070   15,843,892
   Per share amounts
     Earnings before cumulative effect of accounting
      changes                                                 $2.08        $1.40        $ -
     Realization of tax credits                                 -            .08          -
                                                               ----        -----        -----
     Earnings before effect of postretirement benefits         2.08         1.48          -
     Change in postretirement benefits                          -          (2.44)         -
                                                               ----        -----        -----
     Net earnings (loss)                                      $2.08       $ (.96)       $ -
                                                              =====       ======        =====

   Assuming full dilution
    Earnings
     Earnings before cumulative effect of change
       in accounting principles                             $42,678     $ 27,206       $3,450
     Tax credits realizable under FAS No. 109                  -           1,600         -
                                                            -------      -------       ------
     Earnings before effect of postretirement benefits       42,678       28,806        3,450
     Change in method of accounting for postretirement
      benefits                                                 -         (46,122)        -
                                                           --------      -------      -------
     Net earnings (loss)                                    $42,678     $(17,316)      $3,450
                                                           ========      =======      =======
   Shares
     Weighted average number of common shares
      outstanding                                        20,538,940   18,865,070   15,843,892
     Assuming conversion of preferred stock                    -       1,192,108    3,837,458
     Assuming exercise of options reduced by the number
      of shares which could have been purchased with
      the proceeds from exercise of such options               -         469,524      303,570
                                                          ---------    ---------     --------
     Weighted average number of common shares
      outstanding as adjusted                            20,538,940   20,526,702   19,984,920
                                                         ==========   ==========   ==========
   Per share amounts
     Earnings before cumulative effect of
      accounting changes                                      $2.08        $1.33        $ .17
     Realization of tax credits                                 -            .08          -
                                                              -----        -----        -----
     Earnings before effect of postretirement benefits         2.08         1.41          .17
     Change in postretirement benefits                          -          (2.25)         -
                                                              -----        -----        -----
     Net earnings (loss)                                      $2.08***    $ .(84)**     $ .17*
                                                              =====        =====        =====

   *   Impact of conversion of the preferred stock is antidilutive and, therefore, fully diluted earnings (loss) per share amounts reported in the body of the financial statements are the same amount as for primary earnings (loss) per share.
   **  An antidilutive fully diluted net loss per share amount is presented for 1992 because the impact of conversion of preferred stock on earnings before accounting changes is dilutive.
   *** Due to the absence of any materially dilutive securities the fully diluted earnings per share amounts are the same as the primary earnings per share amounts for 1993.